Exhibit 99.2

October 18, 2007

Dave and the Board

Please accept this letter as my resignation from the Board of Directors of Smart Online effective at your pleasure.

I believe I have done my best to serve the shareholders, and I believe that under my guidance the company has made it through some difficult times.

The time commitment required to get us through these difficult times has caused me to neglect some of the aspects of my own company, but I now believe that Smart Online is very well positioned and will continue to prosper going forward. Therefore my departure at this time will not prevent the company from achieving its goals.

I appreciate the Board’s generosity in vesting my outstanding shares for this year and continuing to pay my retainer through June of 2008.

I strongly believe in Smart Online, its restructured management, and the great future the company has as a leader in the SaaS arena for small business.

I will miss all of the team and will be available for any consultations you may wish in the future.

Best Regards,
Jeff